REAL ESTATE CONTRACT OF SALE

MARC RICHMAN, Venture Manager (Seller), agrees to convey to HOMES FOR AMERICA HOLDINGS, INC., a Nevada corporation (Purchaser), and Purchaser hereby buys and agrees to pay for that certain real estate situated in Dallas County, Texas, being a parcel of land having an area containing approximately 13 acres out of the John Hardin Survey, Abstract No. 545, in the City of Mesquite, Dallas County, Texas, as described in the sketch on Exhibit A attached hereto, incorporated herein, and made a part hereof for all purposes, including an ingress and egress easement from the Property to Gus Thomasson Road (such easement to be located in accordance with the mutual agreement of the parties; together with all and singular the rights and appurtenances pertaining thereto, including any right, title, and interest of the Seller in and to adjacent roads, streets, alleys, rights-of-way, strips and gores (all of the foregoing being collectively herein referred to as the "Property").

1. The purchase price for the Property is $1.16 per Gross Square Foot (as that phrase is defined in Paragraph 4 below). The purchase price for the Property is payable as follows:

     a. Purchaser shall deposit earnest money in the amount of $25,000 (the "Earnest Money") in escrow with Republic Title of Texas, Inc. (the "Title Company") within three (3) days after this Contract has been fully executed by the parties. The Earnest Money will be held in an interest-bearing account by the Title Company for Purchaser's benefit and account. At the Closing, the Earnest Money will be paid to Seller and credited on the Purchaser's closing statement in partial satisfaction of the purchase price. If Purchaser fails to deposit the Earnest Money within the time specified above, Purchaser shall be in default and Seller may, at Seller's option upon notice to Purchaser, terminate this Contract and declare same to be null and void.

     b. Cash in the amount of the purchase price will be payable to Seller by Purchaser at Closing, in immediately available funds.

2. Seller shall deliver possession of the Property to Purchaser at Closing, free and clear of all tenants and occupants of the Property. In the event Seller fails to deliver such possession, Seller shall become and thereafter be a tenant at sufferance of Purchaser and Seller hereby waives all notices to quit provided by the laws of the State of Texas. The Closing (the
     Closing Date or the Closing) will take place thirty (30) days after the expiration of the Inspection Period, as defined in Paragraph 9 below, or on such other date as the parties shall designate by written agreement. The Closing will take place at the offices of the Title Company located at 2626 Howell Street, 10th Floor, Dallas, Texas 75204.

3. Seller shall furnish to Purchaser, at Seller's sole cost and expense, a preliminary title commitment (the Title Commitment) issued by the Title Company for the Property as soon as possible after acceptance of this Contract, but in any event within twenty (20) days after full execution of this Contract, together with legible copies of all easements, restrictions, and other encumbrances of record set forth as exceptions in the Title Commitment. Purchaser shall have a period (the Review Period) of ten (10) days from receipt of the latter of the Survey, as defined in Paragraph 4 below, and the Title Commitment in which to object to (i) any of said exceptions contained in the Title Commitment or (ii) any matters shown on the Survey. If Purchaser objects to either the Title Commitment or the Survey, Purchaser shall notify Seller of such objections in writing within said Review Period and Seller shall have a period (the Cure Period) of ten
     (10) days during which to cure said objections. If Seller is unable to cure said objections, if any, as set forth herein, Purchaser shall have the right to (i) terminate this Contract and receive a refund of the Earnest Money, except for the Option Fee, as defined herein; or (ii) accept such title as Seller has and proceed to Closing, in which event it shall be conclusively deemed that Purchaser has accepted such title as Seller has at Closing subject only to the Permitted Exceptions, as defined herein. If Purchaser does not deliver to Seller notice in writing of any such objections prior to the expiration of the Review Period, Purchaser shall waive the right to make such objections. If Purchaser does not deliver to Seller written notice of Purchaser's election to terminate this Contract within five (5) days after expiration of the Cure Period, Purchaser shall waive said objections and Purchaser's right to terminate this Contract pursuant to the terms set forth in this paragraph. For purposes of this


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     Contract,  the phrase  Permitted  Exceptions  means  only those  exceptions approved by Purchaser which are set forth in the Title Commitment or disclosed on the Survey. Except as may be necessary to cure any title objections of Purchaser, or to comply with ss. 6(b), from the effective date hereof to the Closing, Seller shall not cause or permit any change in the status of title to the Property or the physical condition of the Property.

4. Seller shall furnish to Purchaser, at Purchaser's sole cost and expense, within thirty (30) days after full execution hereof, a current perimeter survey (the "Survey") of the Property made by a registered professional surveyor licensed by the State of Texas who is acceptable to said Title Company together with a metes and bounds description thereof with said surveyor's field notes. The Surveyor's field notes shall be used as the legal description on the Warranty Deed to be executed by Seller and delivered to Purchaser at Closing. The Survey shall (i) locate and show dimensions of all existing easements (setting forth book and page number), alleys, streets, roads, and rights-of-way; (ii) show any encroachments thereon or protrusions therefrom the Property; (iii) show all existing improvements (such as buildings, power lines, fences, etc.); (iv) contain the certificate of the surveyor that there are no encroachments or protrusions affecting the Property, except as shown thereon; and (vi) the surveyor's certification as to the number of square feet contained in the Property. At Closing, Seller shall reimburse Purchaser for the cost of the Survey, in an amount not to exceed $2,500. For purposes of this Contract, the phrase Gross Square Feet means the gross area contained within the perimeter boundaries of the Property. The purchase price of the Property will be computed on the basis of the actual Gross Square Feet shown by the Survey at the agreed price set forth in Paragraph 1 above.

5. Seller shall furnish to Purchaser, at Seller's sole expense, a Texas standard form of Owner Policy of Title Insurance issued by Title Company, to be delivered at the Closing (or reasonably soon thereafter), in the full amount of the purchase price, insuring Purchaser fee simple title in the Property, and containing no exceptions other than the Permitted Exceptions and other than the other standard exceptions printed in the standard Texas Owner Policy of Title Insurance, provided, however;

     a. The exception as to restrictive covenants will be deleted, except for such restrictions as may be included in the Permitted Exceptions.

     b. The exception as to discrepancies in boundaries will be modified and limited to shortages in area at Purchaser's option, and at Purchaser's expense; and

     c. The exception for taxes for the calendar year in which the Closing occurs will be endorsed not yet due and payable, or taxes for the current year fully paid, as the case may be.

6. At the time of Closing hereunder, Seller warrants and represents to Purchaser each of the following:

     a. That at the time of execution hereof each person executing this Contract on behalf of Seller is fully authorized to do so and, at the time of Closing, will be fully authorized to do so.

     b. That Seller will have and convey to Purchaser good and indefeasible title to the Property, free and clear of any and all encumbrances, except the Permitted Exceptions.

     c. That Seller is not a foreign person as defined in the Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

7. SELLER AND PURCHASER ACKNOWLEDGE AND AGREE THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, OR THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY


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     DOCUMENTS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL
     SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS". EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS CONTRACT, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED
     WARRANTIES,   GUARANTIES,   STATEMENTS,   REPRESENTATIONS   OR  INFORMATION
     PERTAINING TO THE PROPERTY OR RELATING THERETO MADE OR FURNISHED BY SELLER, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED
     FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, WHICH MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY PHYSICAL CONDITIONS AND VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS).

8. Purchaser hereby acknowledges that, at the time of the execution of this Contract, the Brokers named below advised the Purchaser by this writing that the Purchaser should have the abstract covering the real estate which is the subject of this Contract examined by an attorney of the Purchaser's own selection or that the Purchaser should be furnished with or obtain a policy of title insurance.

9. Seller covenants and agrees that Purchaser shall have ninety (90) days (the Inspection Period) next succeeding the date of acceptance of this Contract by Seller within which to make any inspections, investigations, and feasibility studies Purchaser deems necessary or appropriate. Purchaser may conduct such soil tests, engineering, architectural and economic studies as Purchaser deems necessary to determine whether or not the Property is suitable for Purchaser's intended use. Promptly after the effective date of this Contract, to the extent available to Seller and not previously provided to Purchaser, Seller shall deliver to Purchaser true, correct, and complete copies which are in Seller's possession of: (i) all leases, occupancy agreements, and options affecting the Property (and all amendments, certificates, and addenda thereunder); (ii) all existing agreements, surveys, engineering tests or reports (and copies of all items shown as title exceptions on the policy or report), plans or specifications for any improvements, architectural or zoning documents, environmental assessments, contracts, and reports, title insurance policies or reports, and any other tests or reports, if any, relating to the Property and in possession of Seller, or its employees, agents, representatives, or under Seller's control; (iii) the plans and specifications for any Property improvements; (iv) any and all appraisals of the Property in Seller's possession; (v) all permits, certificates of occupancy, zoning variances, inspection reports, government authorizations or approvals, licenses, agreements, leases, and options of every kind and nature affecting the Property; and (vi) copies of all real estate and personal property tax bills (and assessment notices) for tax years 2000, 2001, and 2002, to the extent available. If Purchaser determines within the Inspection Period that the Property is not suitable to Purchaser, Purchaser shall have the option to terminate and cancel this Contract by written notice to Seller, in which event neither party shall have any further liability or obligation to the other and the Earnest Money will be refunded promptly to Purchaser, except for $100.00 (the Option Fee) which will be disbursed to Seller as independent consideration for the granting of the option to terminate set forth in this paragraph. The waiver by either party of any right, option, or privilege set forth in this paragraph will not be deemed a waiver of any other term, provision, or covenant of this Contract, and any such waiver shall not affect any other obligations of the parties in this Contract. Unless Purchaser has terminated this Contract previously, Purchaser shall deposit with the Title Company additional Earnest Money in the amount of


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     $25,000.  If this Contract has not been previously  terminated by Purchaser and if Purchaser fails to deposit the additional Earnest Money prior to the expiration of the Inspection Period, Purchaser shall be in default and Seller may, at Seller's option, terminate this Contract and declare same to be null and void by written notice to Purchaser. At Purchaser's option and upon (i) payment to Seller in the amount of Ten Thousand Dollars ($10,000) which will be non-refundable and credited on the purchase price at Closing, and (ii) written notice to Seller prior to the expiration of the original Inspection Period, Purchaser may extend the Inspection Period for one additional period of thirty (30) days for the sole purpose of obtaining rezoning of the Property by the City of Mesquite. If Purchaser determines to seek rezoning of the Property, Purchaser covenants and agrees to pursue diligently the application for rezoning at Purchaser's sole cost and expense. In the event the application for rezoning is rejected by the City of Mesquite, in that event, Purchaser will be entitled to a refund of all Earnest Money, other than the Option Fee.

10. For a period of twenty (20) days next succeeding the full execution of this Contract, Seller agrees to refrain from all further efforts to market the Property and will not entertain any back-up offers.

11. Ad valorem taxes for the current year will be prorated at the Closing effective as of the Closing Date. If the Closing occurs before the tax rate is fixed for the then current year, the apportionment of taxes will be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. Purchaser shall be responsible for payment of all roll-back taxes, if any.

12. If Seller is unable to convey title to the Property in accordance with this Contract, Purchaser may, at Purchaser's option, terminate this Contract by written notice delivered to Seller on or prior to the scheduled Closing Date, otherwise, Purchaser shall be conclusively deemed to have accepted Seller's title.

13. If this Contract is terminated by Purchaser pursuant to either Paragraphs 3, 9, or 12 hereof, the Earnest Money will be promptly refunded to Purchaser, except for the Option Fee, and the parties shall have no further obligation or liabilities hereunder one to the other.

14. If Seller fails to consummate this Contract for any reason, except Purchaser's default, Purchaser may enforce specific performance of this Contract or bring suit for damages against Seller, only if Seller, by Seller's voluntary action, causes the remedy of specific performance to become unavailable or Seller has otherwise voluntarily taken any action to render the fee simple title to the Property unmarketable prior to Closing.

15. If Purchaser fails to consummate this Contract for any reason, except Seller's default or the termination of this Contract pursuant to Paragraphs 3, 9 or 12 hereof, the Earnest Money will be paid to and accepted by Seller as the agreed liquidated damages for such default as Seller's sole remedy. The parties agree that such amount is a reasonable sum for liquidated damages. This agreement is made because of the difficulty in ascertainment of the amount of actual damages which Seller would sustain in the event of default by Purchaser without legal excuse.

16. Any notice required or permitted to be delivered hereunder will be deemed to be delivered, whether actually received or not, three (3) days after such notice has been deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Seller or Purchaser as stated herein:


  To Seller:       Marc Richman
                   Venture Manager
                   304 South Record Street
                   Dallas, Texas  75202
                   Fax No. (214) 939-3759

  With Copy To:    Prager, Metzger and Kroemer PLLC
                   Attn: Jerome L. Prager, Esq.
                   2626 Cole  Avenue, Suite 900
                   Dallas, Texas  75204-1083
                   Fax No. (214) 969-7635

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

  To Purchaser:    Homes for America Holdings, Inc.
                   Attn: Robert A. MacFarlane, President & CEO
                   One Odell Plaza
                   Yonkers, New York 10701
                   Fax No. (914) 964-7054

  With Copy To:    Daniel G. Hayes, Esq.
                   9324 West Street, Suite 101
                   Manassas, Virginia 20110-5198
                   Fax No. (703) 368-2465

17. At the Closing, Seller shall execute and deliver to Purchaser each of the following:

     a.   Possession of the Property.

     b. Special Warranty Deed in recordable form conveying to Purchaser indefeasible title to the Property in fee simple, free and clear of
          any  liens,   assessments   or   encumbrances   except  the  Permitted
          Exceptions.

     c.   The Owner Policy of Title Insurance as specified in Paragraph 5.

     d. Certificate that Seller is not a foreign person as defined in the Internal Revenue Code.

     e. An affidavit as to debts and liens and parties in possession in such form as the Title Company may require.

     f. Such documentary evidence as may be reasonably required by Title Company evidencing the status and capacity of Seller and the authority of the person or persons who are executing this Contract and the various closing documents on behalf of Seller pursuant to this Contract. 18. At the Closing, Purchaser shall execute and deliver to Seller each of the following:

          a. Cashier's check or wire transfer of immediately available funds representing the purchase price specified in Paragraph 1.b above.

          b. Such documentary evidence as may be reasonably required by Title Company evidencing the status and capacity of Purchaser and the authority of the person or persons who are executing this Contract and the various closing documents on behalf of Purchaser pursuant to this Contract.

19. At Closing, each party agrees to execute and deliver such other documents, certificates, agreements, assignments, and other written instruments which may be required by this Contract or which may be reasonably necessary or appropriate in order to carry out and perform the terms, provisions, covenants, and agreements contained herein in order to consummate the transaction described in this Contract.

20. Each party hereto agrees that whether or not the transactions contemplated hereby are consummated or not, at Closing or thereafter, each party hereto shall pay its own legal fees and expenses incident to the preparation, execution or performance of this Contract, except as may be otherwise provided herein.

21. This Contract embodies the complete agreement between the parties hereto and cannot be varied or terminated except by written agreement of the parties.

22.  This  Contract  is  enforceable  under,   governed  by,  and  construed  in
     accordance with the substantive laws of the state of Texas, without reference to its conflicts of laws povisions.

23. This Contract may be executed in a number of identical counterparts. If so executed, each of such counterparts is deemed to be an original for all purposes and all such counterparts will, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.



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24.  Time is of the  essence of this  Contract  and of the  performance  of each term, covenant, and provision thereof. This Contract and all of its terms, covenants, conditions, and provisions will inure to the benefit of and be binding upon the parties, their respective successors, assigns, and legal representatives.

25. Upon Closing, Seller agrees to pay to Marc Richman (Agent), agent for Sellers, and the Broker named below a real estate brokerage fee in the amount of six percent (6%) of the first $500,000 of the purchase price and three percent (3%) of the excess of the purchase price. Such real estate brokerage fee will be shared equally by Agent and the Broker. Such real estate brokerage fee will be paid in cash, but such payment is conditioned upon Closing of the transaction described in this Contract. Purchaser acknowledges that International Business & Realty Consultants, LLC is Purchaser's real estate broker licensed in the Commonwealth of Virginia and Purchaser will pay said agent a real estate referral fee in an amount equal to two percent (2%) of the purchase price, payable at Closing. Each of the parties warrant and represent to the other that except as set forth herein, no other broker or agent has been engaged by either party and each party agrees to indemnify and hold the other harmless of and from any claims asserted by any other broker retained or engaged by such party.

26.  This Contract may be assigned by Purchaser in whole or in part at least ten
     (10) days prior to Closing to an assignee who assumes the obligations of Purchaser under this Contract; however, Purchaser will not be released of its obligations and liability hereunder. Purchaser shall furnish Seller a copy of the fully executed assignment and assumption agreement.

27. The parties understand and agree that the feasibility of acquiring the Property for Purchaser depends upon its ability to obtain, with the thirteen (13) acres referenced in Exhibit A, certain additional acreage owned by Seller and adjacent to the thirteen (13) acres, for Purchaser to have at Closing direct access to Gus Thomasson Road for the Property by extending the existing street east of Gus Thomasson Road which dead-ends at Gus Thomasson Road (where a traffic light is currently located) westward from Gus Thomasson Road to the easternmost boundary of the Property. Promptly after the effective date hereof, and as part of obtaining the Survey, the parties shall identify and agree upon such additional acreage, to be included with the Property conveyed at Closing at the same price per Gross Square Foot, which identified property shall be designated in an amendment to this Contract.


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

EXECUTED this 10th August, 2002.

AGENT FOR SELLERS:                          SELLER:

/s/ Marc Richman                    /s/ Marc Richman
--------------------------------    --------------------------------
Marc H. Richman, Esq.               Marc Richman, Venture Manager
304 S. Record Street
Dallas, Texas  75202                PURCHASER:
Fax No. (214) 939-3759
                                    HOMES FOR AMERICA HOLDINGS, INC.,
BROKER:                             a Nevada corporation

GRACE REALTY CORPORATION


/s/ Sandy Owens                     /s/ Robert A. MacFarlane
--------------------------------    --------------------------------
By: Sandy Owens, President          By: Robert A. MacFarlane, President
12820 Hillcrest, Suite C209
Dallas, Texas  75230
Fax No. (972) 503-4250



             AGREEMENT OF ESCROW AGENT AND RECEIPT OF EARNEST MONEY


This Contract was deposited with Republic Title of Texas, Inc. on the ------ day of ------------, 2002, and the Title Company executes this document for the purposes of acknowledging receipt thereof, together with the Earnest Money in the amount of $25,000, for the purposes of expressing its consent to act as Escrow Agent in accordance with the provisions hereof.

REPUBLIC TITLE OF TEXAS, INC.


By:---------------------------------
Diana Lansing, Senior Vice President






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